UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/12/2009

Hollis-Eden Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  -

DE	13-3697002
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4435 Eastgate Mall, Suite 400, San Diego, CA 92121
(Address of principal executive offices, including zip code)

858.587.9333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 12, 2009, Hollis-Eden Pharmaceuticals, Inc. issued a press release announcing the presentation of additional interim data from its ongoing human clinical Phase I/II open-label dose-ranging trial with Apoptone (HE3235) for hormone-resistant prostate cancer (also called castrate-resistant prostate cancer or CRPC) on November 16 at the American Association for Cancer Research - Molecular Targets and Cancer Therapeutics Conference in Boston. The Company also provided an update on the clinical development of Triolex for: obese, insulin-resistant diabetic patients; Type 2 diabetes; rheumatoid arthritis; and ulcerative colitis. The foregoing description is qualified in its entirety by reference to the press release, a copy of which is attached as Exhibit 99.1 to this report and incorporation by reference herein.

On November 16, 2009 - Hollis-Eden Pharmaceuticals, Inc. issued a press release announcing new interim data from its ongoing Phase I/II clinical trial with Apoptone (HE3235) for hormone-resistant prostate cancer (also called castrate-resistant prostate cancer or CRPC), presented at the Molecular Targets and Cancer Therapeutics Conference in Boston, which is co-sponsored by the AACR, NCI and EORTC. The foregoing description is qualified in its entirety by reference to the press release, a copy of which is attached as Exhibit 99.2 to this report and incorporation by reference herein.

The information contained in this report, including the exhibits hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof, regardless of any general incorporation language in such filing unless expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollis-Eden Pharmaceuticals, Inc.

Date: November 16, 2009	By:	/s/ /Robert Weber/
Robert Weber
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated November 12, 2009
EX-99.2	Press Release dated November 16, 2009